Exhibit 99.1
FOR IMMEDIATE RELEASE
NEWS RELEASE

PeopleSupport Reports Record Revenues for Second Quarter 2005
LOS ANGELES, CA (July 28, 2005) – PeopleSupport, Inc. (NASDAQ: PSPT), an offshore business process outsourcing (BPO) provider that offers customer management and accounts receivable management services for U.S.-based clients from its facilities in the Philippines, today announced financial results for its second quarter ended June 30, 2005.
•	PeopleSupport reported record revenues of $14.7 million for the second quarter of 2005, an increase of 41% over the second quarter of 2004 and 5% over the first quarter of 2005.

•	Net income, which is presented in accordance with generally accepted accounting principles (GAAP), for the second quarter of 2005 was $2.2 million or $0.12 per diluted share, as compared with net income of $1.3 million or $0.09 per diluted share for the second quarter of 2004, representing an increase of 74% year-over-year.

•	Net income for the second quarter of 2005 reflected certain expense items that PeopleSupport considers to be outside the ordinary course of business. These included: a charge of $0.1 million for payments under the company’s 2002 management incentive plan (MIP) in connection with the company’s initial public offering (IPO) and a charge of $0.2 million for non-cash, stock-based compensation relating to pre-IPO stock options.

•	Our management, as well as some Wall Street analysts and investors, use non-GAAP measures to analyze our operating results. Pro forma net income for the second quarter of 2005, which excludes combined charges of $0.3 million for MIP payments and non-cash, stock-based compensation, was $2.5 million or $0.13 per diluted share based on 18.9 million weighted average shares outstanding. This compares with pro forma net income for the second quarter of 2004, which excludes charges of $0.5 million for non-cash, stock-based compensation, of $1.8 million or $0.13 per diluted share based on 13.8 million weighted average shares outstanding.

•	PeopleSupport believes the items excluded from the pro forma calculations do not reflect the company’s operating performance because they relate to events not in the ordinary course of business, and management has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. See “Use of Non-GAAP Measures” below and the attached Pro Forma Consolidated Statements of Operations for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.
“With year-over-year and sequential revenue growth, the second quarter marked another strong quarter for PeopleSupport,” said Lance Rosenzweig, PeopleSupport’s Chairman and Chief Executive Officer. “Net income and earnings per share also increased year-over-year despite costs incurred in our early migration to the PeopleSupport Center, our new regional headquarters in the Philippines. We believe that this new, world-class center, consisting of approximately 160,000 square feet and 3,400 production and non-production seats, is the finest facilities in the Philippines to be built specifically for BPO services. The first phase of the migration process, which was seamless to our clients, began in June and was recently completed ahead of schedule and within budget. Since the center was completed earlier than expected, we made the strategic decision to move in earlier than originally planned in order to mitigate risk associated with a major migration. The new center will provide PeopleSupport with additional expansion capacity, lower long-term facilities costs and better control over client deliverables in security and technical service levels.”

Q2 2005 Financial Highlights
Revenues – For the second quarter of 2005, PeopleSupport reported record revenues of $14.7 million, as compared to $10.5 million in the second quarter of 2004 and $14.1 million in the first quarter of 2005, representing 41% growth year-over-year and 5% growth quarter-over-quarter.
Cost of Revenues – During the second quarter of 2005, cost of revenues were $8.6 million and, as a percentage of revenues, remained relatively flat when compared to the second quarter of 2004, increasing slightly from 57% to 58%. During the second quarter of 2005, cost of revenues were approximately $0.3 million higher than previously projected due to the company’s earlier than anticipated move into the PeopleSupport Center leased facility, which was originally planned to occur in mid third quarter of 2005. Early costs included telecommunication, utilities, maintenance, migration costs and non-cash amortized rental costs for the new center.
Income from Operations – PeopleSupport’s second quarter 2005 operating income was $2.0 million, which is net of combined MIP and non-cash, stock-based compensation charges of $0.3 million and public company costs and Sarbanes-Oxley 404 compliance consulting costs of approximately $0.7 million. This compares with operating income of $1.3 million in the second quarter of 2004, which is net of a non-cash, stock-based compensation charge of $0.5 million and no public company or Sarbanes-Oxley 404 costs.
Net Income – Net income for the second quarter of 2005 was $2.2 million or $0.12 per diluted share, as compared with net income of $1.3 million or $0.09 per diluted share for the second quarter of 2004. Pro forma net income, excluding MIP charges of $0.1 million and non-cash, stock-based compensation charges of $0.2 million, was $2.5 million or $0.13 per diluted share for the second quarter of 2005. For the second quarter of 2004, pro forma net income, excluding non-cash, stock-based compensation charges of $0.5 million, was $1.8 million or $0.13 per diluted share. Costs of approximately $0.3 million resulting from the company’s early entry into its PeopleSupport Center, reduced diluted earnings per share for the second quarter of 2005 by $0.02.
Cash Flow – Net cash provided by operating activities for the six months ended June 30, 2005 was $8.6 million, as compared with $7.7 million for the first half of 2004. Net cash used in investing activities for the six months ended June 30, 2005 was $28.6 million, driven by net purchases of marketable securities of $24.0 million, and as compared with $5.3 million of cash used in investing in the same period 2004. Cash paid for capital expenditures was $4.6 million in the six months ended June 30, 2005 as compared with $5.7 million in the same period in 2004.
As of June 30, 2005, PeopleSupport had cash, cash equivalents and marketable securities totaling $45.8 million. The company has no long-term debt.
PeopleSupport employed approximately 3,800 employees worldwide as of June 30, 2005.
Business Outlook
For the third quarter of 2005, the company expects revenues to be between $15.0 million and $15.6 million. For the same period, the company expects net income to be between $1.7 million and $1.9 million, and diluted earnings per share to be $0.09 to $0.10. Excluding MIP charges of $0.1 million and non-cash, stock-based compensation charges of $0.2 million, pro forma net income for the third quarter 2005 is expected to be between $2.0 million and $2.2 million. Pro forma diluted earnings per share for the third quarter of 2005 are expected to be between $0.11 and $0.12. Early entry into the PeopleSupport Center for the month of July 2005 has added additional costs of $0.2 million, or $0.01 per share on a diluted basis, to our previous expectation of cost of revenues in the third quarter of 2005.
For the full year 2005, revenue is expected to be between $58.0 million and $60.0 million. For the year, the company expects net income to be between $8.1 and $8.7 million, and diluted earnings per share to be $0.43 to $0.46. Excluding MIP charges of $0.3 million and stock based compensation charges of $0.9 million, pro forma net income for fiscal year 2005 is expected to be between $9.3 million and $9.9 million. Pro forma diluted earnings per share for fiscal 2005 are expected to be between $0.49 and $0.52. Guidance includes public company expenses of approximately $3.0 million for full year 2005. Early entry into the PeopleSupport Center for the months of June and July 2005 has added $0.5 million, or $0.03 per share on a diluted basis, to our expectation of cost of revenues for the full year of 2005.

Conference Call with Management
PeopleSupport’s executive management will host a conference call for investors and all interested parties today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). The call will be broadcast over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations section of PeopleSupport’s website at www.peoplesupport.com. A replay of the conference call will be available on the company’s website for an extended period of time.
About PeopleSupport
PeopleSupport, Inc. (Nasdaq: PSPT), is an offshore business process outsourcing (BPO) provider that offers customer management services for U.S.-based clients from its facilities in the Philippines. PeopleSupport also provides accounts receivable management services and is planning to provide other back office management services. PeopleSupport is one of the largest outsourced service providers in the Philippines based on the size of its workforce, with approximately 3,800 college-educated, fluent English speaking Philippine personnel. Headquartered in Los Angeles, California, PeopleSupport provides services to clients in a variety of industries, including travel and hospitality, technology, telecommunications, retail, consumer products and financial services. For more information, visit www.peoplesupport.com.
PeopleSupport Press & Investor Contact:
Peter Hargittay
Marketing and Communications
PeopleSupport, Inc.
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com
Forward Looking Statement
Certain statements in this press release, including without limitation, those related to anticipated revenues, net income and earnings for the quarter ending September 30, 2005, and for the full year ending December 31, 2005, expectations regarding expenses, industry and company trends, and market opportunities are forward looking. The company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases or the negatives of such terms. The company bases these statements on management’s beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: the company’s dependence on a limited number of clients; negative public reaction to offshore outsourcing; unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; the company’s ability to manage growth; risks associated with operations in the Philippines; changes in government regulations; and other risks identified from time-to-time in the company’s SEC filings. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should, however, review the factors and risks described in reports and registration statements that the company files from time to time with the SEC.
Use of Non-GAAP Measures
The company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include net income and net income per share before significant items that management considers outside the ordinary course of business, including required charges associated with the company’s 2002 management incentive plan as a result of its IPO, and non-cash stock-based compensation charges relating to pre-IPO stock options issued at less than fair market value. The company uses this information to supplement its consolidated financial statements presented in accordance with GAAP. In management’s opinion, the adjustments described above are significant in the period and not reflective of the company’s actual or projected performance of operations for the following principal reasons: (i) charges under the management incentive plan were a result of the company’s IPO; and (ii) post-IPO the company has not granted, and does not plan to grant, any options with an exercise price that is less than fair market value. Management internally evaluates operating performance, in part, for historical and planning purposes by excluding these items. The company currently anticipates incurring charges related to payments under the management incentive plan and stock-based compensation charges of approximately $0.1 million and $0.2 million per quarter in 2005 and in subsequent years through 2008, as stock options and incentive plans interests vest.
Management believes these non-GAAP measures provide investors a useful comparison of period-to-period trends in the company’s core business. Management also uses these measures, and believes it is useful to investors, for evaluating growth relative to that of the company’s publicly reporting competitors. You should not construe the presentation of non-GAAP measures as an indication that the company’s future results will be unaffected by charges management considers to be outside the ordinary course of business. Additionally, non-GAAP measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analyzing results reported under GAAP. The accompanying tables present GAAP and non-GAAP results and a reconciliation between these financial measures.

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31,	June 30,
	2004	2005
ASSETS
Current assets:
Cash and cash equivalents	$41,583	$21,768
Restricted short-term cash equivalent	422	422
Marketable securities	—	23,984
Accounts receivable, net of allowance for doubtful accounts of $451 and $177	5,560	7,657
Investment in receivable portfolios	7	—
Deferred tax assets	668	655
Prepaid expenses and other current assets	1,633	1,462

Total current assets	49,873	55,948
Property and equipment, net	7,407	11,552
Deferred management incentive plan compensation	940	770
Deferred tax assets	6,161	6,174
Other long-term assets	699	999

Total assets	$65,080	$75,443

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,346	$3,046
Accrued payroll and payroll related	1,218	1,859
Accrued liabilities	1,309	1,189
Management incentive plan obligation	342	342
Deferred revenue	1,888	3,987
Other current liabilities	106	73

Total current liabilities	6,209	10,496
Management incentive plan obligation	684	684
Deferred rent	117	465
Other long-term liabilities	135	233

Total liabilities	7,145	11,878

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 87,000 shares; 18,015 and 18,204 shares issued and outstanding at December 31, 2004 and June 30, 2005, respectively	18	18
Additional paid-in capital	112,514	112,594
Accumulated deficit	(53,043)	(48,048)
Accumulated other comprehensive income	80	64
Deferred stock compensation	(1,634)	(1,063)

Total stockholders’ equity	57,935	63,565

Total liabilities and stockholders’ equity	$65,080	$75,443

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2005	2004	2005
Revenues	$10,445	$14,739	$19,996	$28,795
Cost of revenues (exclusive of management incentive plan and depreciation expense shown below)	5,922	8,483	10,549	16,206
Management incentive plan – cost of revenues	—	68	—	136
Selling, general and administrative (exclusive of management incentive plan expense shown below)	2,174	3,102	4,421	5,766
Management incentive plan — selling, general and administrative	—	17	—	34
Depreciation and amortization	1,048	1,117	1,844	2,133
Restructuring charges	(22)	—	(22)	—

Income from operations	1,323	1,952	3,204	4,520
Interest income	(19)	(326)	(33)	(563)
Other expense	—	6	5	16

Income before provision for income taxes	1,342	2,272	3,232	5,067
Provision for income taxes	52	33	103	72

Net income	1,290	2,239	3,129	4,995
Foreign currency translation adjustment	3	(181)	6	(4)
Unrealized loss on securities:
Unrealized holding gains (losses) arising during period	—	10	—	(12)

Comprehensive income	$1,293	$2,068	$3,135	$4,979

Basic earnings per share	$0.57	$0.12	$1.29	$0.28
Diluted earnings per share	$0.09	$0.12	$0.22	$0.26
Basic weighted average shares outstanding	2,278	18,144	2,427	18,086
Diluted weighted average shares outstanding	13,819	18,909	13,999	18,927

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2004	2005
OPERATING ACTIVITIES
Net income	$3,129	$4,995
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,844	2,133
Provision for doubtful accounts	30	(274)
Stock-based compensation	910	464
Reduction of excess accrual for restructuring	(22)	—
Amortization of deferred compensation costs	—	170
Gain on disposal of property and equipment	—	(3)
Changes in operating assets and liabilities:
Accounts receivable	(1,100)	(1,823)
Prepaid expenses and other assets	335	168
Other long-term assets	(401)	(113)
Accounts payable and accrued liabilities	2,526	781
Deferred revenue	482	2,099
Cash payments on restructuring reserve	(3)	—

Net cash provided by operating activities	7,730	8,597

INVESTING ACTIVITIES
Collections applied to principal of receivable portfolios	384	7
Purchases of property and equipment	(5,694)	(4,608)
Proceeds from sale of property and equipment	—	8
Purchases of marketable securities	—	(24,300)
Maturities of marketable securities	—	300

Net cash used in investing activities	(5,310)	(28,593)

FINANCING ACTIVITIES
Proceeds from the exercise of stock options	52	181
Repurchase of common stock	(1,350)	—
Proceeds from the exercise of warrants to purchase redeemable preferred stock	157	—
Public offering costs	(455)	—

Net cash provided by (used in) financing activities	(1,596)	181
Effect of exchange rate changes on cash	2	—

Net increase (decrease) in cash and cash equivalents	826	(19,815)
Cash and cash equivalents, beginning of period	12,151	41,583

Cash and cash equivalents, end of period	$12,977	$21,768

NON-CASH INVESTING ACTIVITIES
Unrealized holding losses on marketable securities	$—	$(12)
Construction in progress costs incurred but not paid	$—	$1,939

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid for the period	$—	$—
Taxes paid for the period	$392	$48

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Six Months Ended June 30, 2005
		Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$28,795			$28,795
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	16,206	$(148)		16,058
Management incentive plan- cost of revenues	136		$(136)	—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	5,766	(316)		5,450
Management incentive plan- selling, general and administrative	34		(34)	—
Depreciation and amortization	2,133			2,133

Income from operations	4,520			5,154
Interest income	(563)			(563)
Other expense (income)	16			16

Income before provision for income taxes	5,067			5,701
Provision for income taxes	72		2	74

Net income	$4,995			$5,627

Basic earnings per share	$0.28			$0.31
Diluted earnings per share	$0.26			$0.30

Basic weighted average shares outstanding	18,086			18,086
Diluted weighted average shares outstanding	18,927			18,927

	Six Months Ended June 30, 2004
		Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$19,996			$19,996
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	10,549	$(299)		10,250
Management incentive plan- cost of revenues	—			—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	4,421	(611)		3,810
Management incentive plan- selling, general and administrative	—			—
Depreciation and amortization	1,844			1,844
Restructuring charges	(22)			(22)

Income from operations	3,204			4,114
Interest income	(33)			(33)
Other expense (income)	5			5

Income before provision for income taxes	3,232			4,142
Provision for income taxes	103			103

Net income	$3,129			$4,039

Basic earnings per share	$1.29			$1.66
Diluted earnings per share	$0.22			$0.29

Basic weighted average shares outstanding	2,427			2,427
Diluted weighted average shares outstanding	13,999			13,999

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30, 2005
		Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$14,739			$14,739
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	8,483	$(69)		8,414
Management incentive plan- cost of revenues	68		$(68)	—
Selling, general and administrative (exclusive of management incentive plan
expense shown below)	3,102	(148)		2,954
Management incentive plan- selling, general and administrative	17		(17)	—
Depreciation and amortization	1,117			1,117

Income from operations	1,952			2,254
Interest income	(326)			(326)
Other expense (income)	6			6

Income before provision for income taxes	2,272			2,574
Provision for income taxes	33		1	34

Net income	$2,239			$2,540

Basic Earnings per share	$0.12			$0.14
Diluted earnings per share	$0.12			$0.13

Basic weighted average shares outstanding	18,144			18,144
Diluted weighted average shares outstanding	18,909			18,909

	Three Months Ended June 30, 2004
		Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$10,445			$10,445
Cost of revenues (exclusive of depreciation expense shown below)	5,922	$(153)		5,769
Selling, general and administrative	2,174	(316)		1,858
Depreciation and amortization	1,048			1,048
Restructuring charges	(22)			(22)

Income from operations	1,323			1,792
Interest income	(19)			(19)
Other expense (income)	—			—

Income before provision for income taxes	1,342			1,811
Provision for income taxes	52			52

Net income	$1,290			$1,759

Basic earnings per share	$0.57			$0.77
Diluted earnings per share	$0.09			$0.13

Basic weighted average shares outstanding	2,278			2,278
Diluted weighted average shares outstanding	13,819			13,819

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31, 2005
		Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$14,056			$14,056
Cost of revenues (exclusive of depreciation and management incentive plan expense shown below)	7,723	$(79)		7,644
Management incentive plan- cost of revenues	68		$(68)	—
Selling, general and administrative (exclusive of management incentive plan expense shown below)	2,664	(168)		2,496
Management incentive plan- selling, general and administrative	17		(17)	—
Depreciation and amortization	1,016			1,016

Income from operations	2,568			2,900
Interest income	(237)			(237)
Other expense (income)	10			10

Income before provision for income taxes	2,795			3,127
Provision for income taxes	39		1	40

Net income	$2,756			$3,087

Basic earnings per share	$0.15			$0.17
Diluted earnings per share	$0.15			$0.16

Basic weighted average shares outstanding	18,027			18,027
Diluted weighted average shares outstanding	18,946			18,946

	Three Months Ended March 31, 2004
		Adjustment relating to:
		Non-cash
		stock based	Management
	As Reported	compensation	incentive plan	Pro Forma
Revenues	$9,551			$9,551
Cost of revenues (exclusive of depreciation expense shown below)	4,627	$(146)		4,481
Selling, general and administrative	2,247	(295)		1,952
Depreciation and amortization	796			796

Income from operations	1,881			2,322
Interest income	(14)			(14)
Other expense (income)	5			5

Income before provision for income taxes	1,890			2,331
Provision for income taxes	51			51

Net income	$1,839			$2,280

Basic earnings per share	$0.71			$0.89
Diluted earnings per share	$0.13			$0.16

Basic weighted average shares outstanding	2,575			2,575
Diluted weighted average shares outstanding	14,180			14,180